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                                                                   EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Kennedy-Wilson, Inc. on Form S-1 of our report dated February 26, 1999, appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the use in this Registration Statement of Kennedy-Wilson, Inc. on Form S-1 of our report dated July 10, 1998, on the financial statements of Heitman Properties Ltd., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Los Angeles, California
April 21, 1999